EXHIBIT 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IS AVAILABLE AND, UNLESS THE HOLDER IS OR IS EXERCISING ON BEHALF OF THE ORIGINAL HOLDER AND IS (AND ANY ORIGINAL HOLDER ON WHOSE BEHALF THE WARRANTS ARE BEING EXERCISED ALSO IS) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE U.S. SECURITIES ACT, THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITIES ISSUABLE ON THE EXERCISE THEREOF ON OR BEFORE OCTOBER 19, 2008.

STOCK PURCHASE WARRANT

To Purchase • Shares of Common Stock of

Colombia Goldfields Ltd.

THIS CERTIFIES that, for value received, [insert name warrant to be registered in] (the “Holder”), shall have the right to purchase from Colombia Goldfields Ltd., a Delaware corporation (the “Company”), subject to the approval of the shareholders of the Company, • fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock (the “Common Stock”) at an exercise price of $0.85 USD per share (the “Exercise Price”), subject to further adjustment as set forth in Section 11 hereof, at any time commencing on the issuance date until June 18, 2010 (the “Termination Date”).

1.

Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2.

Authorization of Shares.  The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.

Exercise of Warrant.  Subject to compliance with Section 5 hereof, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the closing of the offering, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a Canadian or United States bank, and in each case in United States currency, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.  Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid.  This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 4 prior to the issuance of such shares, have been paid.

4.

Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.

Restrictions on Securities.  This Warrant has been issued by the Company pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).  This Warrant may not be exercised in the United States or by or on behalf of a “U.S. person” (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act or an exemption from such registration is available.  None of this Warrant or the shares of Common Stock issuable upon exercise of this Warrant may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the U.S. Securities Act and applicable state securities laws, (ii) the Company shall have been furnished with an opinion of legal counsel (in form and substance reasonably acceptable to Company) to the effect that such sale or transfer is exempt from the registration requirements of the U.S. Securities Act or (iii) the transfer is pursuant to other procedures satisfactory to the Company.  Each certificate for shares of Common Stock issuable upon exercise of this Warrant that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 19, 2008.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon exercise of this Warrant, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend, if (a) with such request, the Company shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the U.S. Securities Act covering such securities is in effect.

6.

Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

7.

Transfer, Division and Combination.    Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

(a)

This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(b)

The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(c)

The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8.

No Rights as Shareholder until Exercise.  This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.

Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.

Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.

Adjustments of Exercise Price and Number of Warrant Shares.   (a)    If and whenever at any time after the date hereof and prior to the Termination Date the Company shall (i) subdivide, redivide or change its then outstanding Common Stock into a greater number of shares of Common Stock, (ii) reduce, combine or consolidate its then outstanding Common Stock into a lesser number of shares of Common Stock or (iii) issue Common Stock (or securities exchangeable for or convertible into Common Stock) to the holders of all or substantially all of its then outstanding Common Stock by way of a stock dividend or other distribution (any of such events herein called a “Common Stock Reorganization”), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Stock are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date or record date, as the case may be, before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Reorganization including, in the case where securities exchangeable for or convertible into Common Stock are distributed, the number of shares of Common Stock that would be outstanding if such securities were exchanged for or converted into shares of Common Stock.

(b)

If and whenever at any time after the date hereof and prior to the Termination Date, the Company shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in Section 11(a) hereof), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Stock, then, at the time of exercise of the right of subscription and purchase under this Warrant, Holder shall receive, in addition to the number of the shares of Common Stock in respect of which the right to purchase is then being exercised, the aggregate number of shares or other securities or property that Holder would have been entitled to receive as a result of such event, if, on the record date thereof, Holder had been the registered holder of the number of shares of Common Stock to which Holder was theretofore entitled upon the exercise of the rights of Holder hereunder.

(c)

If and whenever at any time after the date hereof and prior to the Termination Date there is a capital reorganization of the Company or a reclassification or other change in the Common Stock (other than a Common Stock Reorganization) or a consolidation or merger or amalgamation of the Company with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Stock or a change of the Common Stock into other securities), or a transfer of all or substantially all of the Company’s undertaking and assets to another corporation or other entity in which the holders of Common Stock are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), Holder, where he has not exercised the right of subscription and purchase under this Warrant prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of shares of Common Stock to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of shares of Common Stock to which he was theretofore entitled to subscribe for and purchase.

(d)

If and whenever at any time after the date hereof and prior to the Termination Date, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Stock entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock (each, a “Convertible Security”) at a price per share (or having a conversion, exercise or exchange price per share) less than 95% of the Current Market Price (as defined below) on the earlier of the record date and the date on which the Company announces its intention to make such issuance (any such issuance being herein called a “Rights Offering”), the Exercise Price shall be adjusted on the record date so that it shall equal the number which is the product of the Exercise Price in effect immediately prior to the record date and the fraction:

(1)

the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the record date plus a number of shares of Common Stock equal to the number arrived at by multiplying the total number of additional shares of Common Stock offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each share of Common Stock or conversion price for each Convertible Security offered for subscription or purchase by such Current Market Price for the Common Stock, and

(2)

the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such record date plus the total number of additional shares of Common Stock offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable.

To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price in effect immediately prior to the record date, and the Exercise Price will be further adjusted based upon the number of additional shares of Common Stock actually delivered upon the exercise of the rights, options or warrants, as the case may be.

For the purposes of this Section 11(d) “Current Market Price”, at any date, means the weighted average price per share of Common Stock at which the shares of Common Stock have traded on any stock exchange or over-the-counter market upon which the Common Stock is then listed or quoted for trading (the “Principal Market”); during the 20 consecutive trading days (on each of which at least 500 shares of Common Stock are traded in board lots) ending the third trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all shares of Common Stock sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of shares of Common Stock sold, provided that if the Common Stock is not listed or quoted for trading on any stock exchange or over-the-counter market, the price shall be determined by the Board of Directors of the Company in its sole discretion, acting reasonably.

(e)

If and whenever at any time after the date hereof and prior to the Termination Date, any of the events set out in Section 11(a) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of Section 11(a), then the number of shares of Common Stock purchaseable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of shares of Common Stock then otherwise purchaseable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(f)

If the Company takes any action affecting its Common Stock to which the foregoing provisions of this Section 11, in the opinion of the Board of Directors of the Company, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of Holder hereunder, then the Company shall execute and deliver to Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the Board of Directors of the Company may determine to be equitable in the circumstances, acting in good faith.  The failure of the taking of action by the Board of Directors of the Company to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

12.

Rules and Procedures Applicable to Adjustments of Exercise Price and Number of Warrant Shares.  The following rules and procedures shall be applicable to the adjustments made pursuant to Section 11:

(a)

any shares of Common Stock owned or held by or for the account of the Company shall be deemed not be to outstanding except that, for the purposes of Section 11, any shares of Common Stock owned by a pension plan or profit sharing plan for employees of the Company or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Company;

(b)

no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result; provided, however, that any adjustment which, except for the provisions of this Section 12(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)

the adjustments provided for in Section 11 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

(d)

in the absence of a resolution of the Board of Directors of the Company fixing a record date for any dividend or distribution referred to in paragraph (iii) of Section 11(a) above, the Company shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)

if the Company sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f)

forthwith after any adjustment to the Exercise Price or the number of shares of Common Stock purchaseable pursuant to the Warrants, the Company shall provide to Holder a certificate of an officer of the Company certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)

any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to Section 11 shall be conclusively determined by a firm of independent chartered accountants (who may be the Company’s auditors) and shall be binding upon the Company and Holder; and

(h)

subject to all necessary regulatory approvals, no adjustment will be made in respect of an event described in paragraph (a)(iii) or subsection (b) or (d) of Section 11 if Holders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately before the effective date of or record date for the event.

13.

Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

14.

Notice of Corporate Action.  If at any time:

(a)

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)

there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 5 business days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 5 business days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

15.

Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

16.

Miscellaneous.

(a)

Jurisdiction.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of Delaware without regard to its conflict of law, principles or rules.

(b)

Restrictions.  The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)

Non-waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)

Notices.  Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be in writing and mailed, first-class postage prepaid, to such holder’s address as indicated in the subscription agreement pursuant to which this Warrant was purchased.

(e)

Limitation of Liability.  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)

Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)

Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h)

Indemnification.  The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder’s negligence, bad faith or willful misconduct in its capacity as a stockholder or warrant holder of the Company.

(i)

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(j)

Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k)

Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated this          th day of                              , 2008.

Colombia Goldfields Ltd.

By:	_________________________________
By:	Thomas Lough
Title:	President

NOTICE OF EXERCISE

To:

Colombia Goldfields Ltd.

(1)

The undersigned hereby elects to purchase ________ shares of Common Stock (the “Common Stock”), of Colombia Goldfields Ltd. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)

The undersigned certifies as follows (check one box):

A

[    ]

The undersigned is the original purchaser from the Company of the attached Warrant and is an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), exercising the Warrant for its own account or for the account of another “accredited investor” for whose account the Warrant was originally purchased from the Company.

B

[    ]

The undersigned (a) is not in the United States or a “U.S. person” as defined in Regulation S under the U.S. Securities Act, (b) is not exercising this Warrant on behalf of a “U.S. person” and (c) was not in the United States when this exercise form was executed or delivered.

C

[    ]

The undersigned has provided an opinion of counsel of recognized standing to the Company stating that the attached Warrant and Common Stock have been registered under the U.S. Securities Act or are exempt from registration thereunder.

(3)

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

_______________________________

Social Security or Tax Identification Number

Note:  Certificates will not be requested or delivered to an address in the United States unless box “A” or “C” above is checked.

Dated: ______________________

_______________________
Signature

_______________________
Print Name

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:

_____________________________

Holder's Address:

_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.